Exhibit 10.2

江苏天沃综能清洁能源技术有限公司股权转让协议

Share Transfer Agreement of

Tianwo-SES Sino-US Clean Energy Technologies Co., Ltd.

本股权转让协议（以下简称“协议”）由以下三方于2017年08月18日（“签署日”）在中华人民共和国（“中国”）上海市签署：

This Share Purchase Agreement (“the Agreement”) is entered into on August 18, 2017 (“Execution Date”) by the following Parties in Shanghai, the People’s Republic of China (the “PRC”):

转让方：SES Asia Technologies Limited，是根据中华人民共和国香港特别行政区的法律成立并存续的有限责任公司，注册地址为香港上环文咸东街79-85号文咸中心七字楼（以下简称“甲方”）。

授权代表（国籍）：Chris Raczkowski （美国）

Transferor: SES Asia Technologies Limited, a company limited by shares established and existing under the laws of Hong Kong Special Administrative Territory of the PRC whose registered address is 7/F., Bonham Centre 79-85 Bonham Strand, Sheung Wan (“Party A”).

Authorized Representative (Nationality): Chris Raczkowski (USA)

受让方：新煤化工设计院（上海）有限公司，一家依照中华人民共和国法律成立并存续的有限责任公司，注册地址为上海市宜山路717号8楼（以下简称“乙方”）。

授权代表（国籍）：廖兵（中国）

Transferee: Innovative Coal Chemical Design Institute (Shanghai) Co., Ltd., a company limited by shares established and existing under the laws of the PRC whose registered address is 717 Yishan Road, 8th Floor, Shanghai, China (Party B).

Authorized Representative (Nationality): Liao Bing (China)

以上转让方和受让方合称为“双方”。

The above Transferor and Transferee hereinafter are referred to as “Parties” collectively.

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鉴于 | WHEREAS,

•	江苏天沃综能清洁能源技术有限公司（“天沃综能”）是一家由甲方和苏州天沃科技股份有限公司（“天沃科技”）共同成立的中外合资公司，注册资本金额为人民币153,800,000元。截至签署日，甲方以价值人民币5380万元的SGT技术完成了向公司的注资，天沃科技完成了人民币5380万元的注资。因此，天沃综能实收资本为人民币107,600,000元；
Tianwo-SES Sino-US Clean Energy Technologies Co., LTD (“TSEC”) is a sino-foreign joint venture company established jointly by Party A and Suzhou THVOW Technologies Co., Ltd (“THVOW”), with a registered capital of RMB 153,800,000. As of the Execution Date, SESHK has contributed SGT Technology valued at RMB 53,800,000 to TSEC, THVOW has contributed RMB 53.8 million, as such, the total paid-in capital of TSEC amounts to RMB 107.6 million;

•	于本协议签署日，天沃科技、甲方以及乙方签署了天沃综能的股权重组协议，根据股权重组协议甲方应向乙方转让部分天沃综能股份。为细化有关股权转让交易条款，双方同意根据本协议条款由甲方向乙方转让部分天沃综能股份。
On Execution Date, THVOW, Party A and Party B executed the Restructuring Agreement and, according to that agreement, Party A shall transfer to Party B a portion of the shares in TSEC. For clarification, the Parties agree, for Party A to transfer a portion of TSEC shares to Party B in accordance with the terms of this Agreement.

双方同意 The Parties agree:

1.	股权转让 Share Transfer

1.1	甲方以人民币11,150,000元的对价（“转让对价”）向乙方转让天沃综能实收资本人民币107,600,000元的25%的股份，甲方保留其在天沃综能实收资本人民币107,600,000元其余的25%股份。
For the consideration of RMB 11.15 million (“Consideration”), Party A shall transfer to Party B 25% of the RMB 107.6 million paid-in capital of TSEC, and Party A shall retain the remaining 25% of the RMB 107.6 million paid-in capital of TSEC.

1.2	在本协议签署后一周内，乙方应向甲方的关联方埃新斯新能源技术（上海）有限公司（“埃新斯”）的指定银行账户支付人民币11,150,000元的转让对价款。埃新斯收到上述股权转让价款视为甲方从乙方收到该股权转让价款。
Within 1 week of execution of this Agreement, Party B shall pay RMB 11.15 million to the designated bank account of SES New Energy Technologies (Shanghai) Co., Ltd. (“SES Shanghai”, a related party of Party A). Receiving the equity transfer amount above-mentioned by SES Shanghai will be deemed as receiving such amount by Party A from Party B.

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1.3	在签署本协议的同时三方应签署有关天沃综能新的合资合同、章程、使用技术入股协议等有关文件或该等文件的补充协议以反映以上股权变更。在埃新斯收到人民币11,150,000元后双方应在有关政府部门办理相关变更登记手续。同时，乙方承诺配合甲方和埃新斯将此转让对价款汇往甲方在香港的账户，有关汇款的费用由甲方负责。
Concurrent to signing this Agreement, the Parties shall also execute the new joint venture agreement, articles of association, technology usage and contribution agreement and other related documents or supplementary agreements of those agreements to reflect the above change in shareholding. After the receipt of RMB 11.15 million by SES Shanghai, the Parties shall process the registration changes with the relevant government authorities. In addition, Party B shall commit to cooperate with Party A and SES Shanghai for the payment of such Consideration to Party A’s bank account in Hong Kong. The resulting cost of remittance will be burdened by Party A.

2.	保证 Warranties

2.1	甲方保证所转让给乙方的股权是甲方在天沃综能合法拥有的股权。甲方保证对所转让的股权在签署日没有设置任何抵押、质押或担保，无任何第三方的追索。

Party A warrants that it legally owns the shares to be transferred to Party B in TSEC. Party A warrants that as of the Execution Date, the transferred shares are not subject to any mortgage, pledge or security, and is free of any third party’s recourse.

2.2	在甲方转让其股权后，其在TSEC原享有的与有关股权的权利和应承担的义务，随股权转让而转由乙方享有与承担。 After the share transfer by Party A, the corresponding rights and responsibilities of transferred shares will be moved to Party B from Party A.

3.	协议解除 Termination of the Agreement

发生下列情况之一时，可变更或解除本协议：

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This Agreement can be amended or terminated under the following circumstances:

1)	由于一方违约，严重影响了守约方的经济利益，使协议履行成为不必要，在此情况下守约方有权解除本协议；

The Agreement implementation is not necessary due to one Party’s breach of the Agreement and hurt another Party’s benefits seriously. Under such circumstances the non-breaching Party shall have the right to terminate the Agreement;

2)	因情况发生变化，经过双方协商同意变更或解除协议。

Due to the change in conditions, the Parties agree unanimously to amend or terminate this Agreement after discussion.

4.	违约责任 Liabilities for Breach

由于一方违约，造成本协议不能履行或不能完全履行时，由违约一方承担违约责任；如属双方违约，根据实际情况，由双方分别承担各自应负的违约责任。

When the Agreement can’t be fulfilled totally or partly due to one Party’s breach of the agreement, the breach responsibility shall be taken by the breaching Party; if both Parties breach the Agreement, each Party take their own responsibilities they shall take.

5.	适用法律及争议的解决 Applicable Laws and Settlement of Disputes

5.1	与本协议有效性、履行、违约及解除等有关的一切争议，各方应友好协商解决。如果协商不成，则任何一方均可申请向上海市人民法院起诉。
Any disputes occurred from the effectiveness, execution, breach and termination of the Agreement shall be settled through friendly consultation by the Parties. If the consultation failed, either Party can initiate a lawsuit at the People’s Court of Shanghai.

5.2	本协议的订立、效力、解释、履行和争议的解决均受中华人民共和国法律的管辖。 The formation, effectiveness, explanation, execution of this Agreement and settlement of disputes in relation to this Agreement shall be governed by PRC laws.

6.	生效 Effective

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6.1	本协议在获得TSEC董事会批准且甲方收到乙方根据第1.2条支付的全部付款后生效。
This Agreement shall become effective upon the receipt of both the approval of the board of directors of TSEC as well as all funds from Party B in accordance with Article 1.2 hereunder.

6.2	本协议须经TSEC原审批机关批准。 This Agreement shall be approved by the original governing authority who approved the establishment of TSEC.

7.	本协议正本一式6份，甲、乙双方各执1份、TSEC执4份（包括用于报审批、登记机关），均具有同等法律效力
This Agreement is executed in 6 originals, and each original has the same legal effect. The Parties shall each hold 1 copy, TSEC shall hold 4 copies (including for use in approval and registration).

8.	本协议以中英文书写。如中文文本和英文文本之间存在不一致的，以中文文本为准。

This Agreement is written in Chinese and in English. Should any inconsistency incurred between the Chinese version and English version, the Chinese version shall prevail.

天沃科技同意本协议所述的股权转让。
THVOW consents to the share transfer of this Agreement.

/s/ Chris Raczkowski	/s/ Liao Bing

甲方/Party A (签名/signature):	乙方/Party B (签名/signature):
姓名/Name: Chris Raczkowski	姓名/Name:廖兵 (Liao Bing)

职务: 授权代表	职务: 授权代表
Title: authorized representative	Title: authorized representative

同意本协议有关条款方 Consent to this Agreement by:

/s/ Illegible

苏州天沃科技股份有限公司 Suzhou THVOW Technologies Co., Ltd.

姓名/Name: Illegible

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职务: 授权代表

Title: authorized representative

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